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                                                     Exhibit 23.2


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Thermo TeraTech Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-4 and related Prospectus of Thermo Electron Corporation of our reports dated May 18, 2000 (except for the matters discussed in Note 17, as to which the date is June 1, 2000) included in, or incorporated by reference in Thermo TerraTech Inc.'s Annual Report on Form 10-K for the year ended April 1, 2000, and to all references to our Firm included in this Registration Statement and related Prospectus.

                                                    /s/ Arthur Andersen LLP


Boston, Massachusetts
August 18, 2000